EXHIBIT 23.1

CONSENT OF JOHN A. FURUTANI TO USE OF OPINION



                             John A. Furutani, Esq.
                     2500 East Colorado Boulevard, Suite 301
                           Pasadena, California 91107
                               Tel: (626) 844-2437
                               Fax: (626) 844-2442


April 25, 2002


The Board of Directors
Elephant Talk Communications, Inc.
19222 Pioneer Blvd., Suite 100
Cerritos, California 90703

Re:  Form S-8

Gentlemen:

I hereby consent to the filing of my opinion dated April 16, 2002 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Elephant Talk Communications, Inc.

I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

John A. Furutani, Esq.
Special Counsel



















                                       16